Exhibit 10.5
CONFIDENTIALITY AND RESTRICTIVE COVENANT AGREEMENT
This Confidentiality and Restrictive Covenant Agreement (this “Agreement”) is entered into by and between Kodiak Gas Services, Inc., a Delaware corporation (the “Company”), and [●] (the “Employee”) effective as of [●] (the “Effective Date”).
1.Acknowledgments. The Employee acknowledges and agrees that the Employee is entering into this Agreement for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, including the Company Group providing the Employee with access to Confidential Information (as defined herein) and the grant to the Employee of an award under the Company’s Omnibus Incentive Plan, as may be amended, restated or otherwise modified from time to time, or any successor equity incentive plan established by the Company (the “Plan”). The Company and the Employee further acknowledge and agree that: (a) the Company Group is engaged in the Business (as defined herein); (b) the Business is intensely competitive and the Employee’s employment or engagement by any member of the Company Group requires that the Employee have access to Confidential Information (as defined herein), which is of significant value to the Company Group and which the Company Group goes to great lengths to keep secret; (c) the disclosure of any Confidential Information would place the Company Group at a serious competitive disadvantage and could do serious damage, financial and otherwise, to the business of the Company Group; (d) the Employee has been given access to, and developed relationships with, customers of the Company Group at the time and expense of the Company Group; (e) by the Employee’s training, experience and expertise, the Employee’s services to the Company and the other members of the Company Group are, and will continue to be, extraordinary, special and unique; (f) if the Employee becomes employed or engaged by, or joins, forms or becomes associated with, a competitor of any member of the Company Group, the Employee would be required to inevitably use or disclose Confidential Information to perform such job duties; and (g) the Employee’s position with the Company Group requires the Employee to generate goodwill for the Company Group. In light of the foregoing, as a condition of the Company’s grant of an award to the Employee pursuant to the Plan, the Employee acknowledges and agrees to the covenants contained herein. The Employee further recognizes and acknowledges that the restrictions and limitations set forth herein are reasonable and valid in geographical and temporal scope.
2.Definitions.
(a)“Business” means the business and operations that are the same or similar to those performed by the Company or any other member of the Company Group for which the Employee provides services or about which the Employee obtains Confidential Information during the Employment Term, which business and operations include, as of the Effective Date, business activities related to: (i) compression services with Company-owned or leased compression equipment; (ii) providing compression and after-market maintenance services for customer-owned or leased compression equipment; (iii) providing compression station construction utilizing one or more compressors to boost gas pressure from production to processing locations; and (iv) any other business ancillary to the activities described in the foregoing clauses (i) through (iii).
(b) “Company Group” means the Company and each of its direct and indirect subsidiaries that exist from time to time.
(c)“Competitive Products or Services” means any products or services that are similar to or competitive with any of the products or services being offered, marketed, or actively developed by any member of the Company Group during the 12-month period prior to the Date of Termination.

(d)“Confidential Information” means any and all confidential and proprietary information and materials, as well as all trade secrets, belonging to the Company Group, their customers, or other third parties who furnished such information, materials, or trade secrets to the Company Group with reasonable expectations of confidentiality. Confidential Information includes, without limitation and regardless of whether such information or materials are expressly identified or marked as confidential or proprietary, and whether or not patentable: (i) technical information and materials of the Company Group, their affiliates, their customers, or other third parties, including but not limited to computer programs, software, databases, methods, formulae, compositions, technological data, processes, discoveries, inventions, ideas, surveys, designs, developmental or experimental work, original works of authorship, training programs, and procedures, diagrams, charts, products, and services (including product developments, product specifications, and technical specifications), and similar items; (ii) business information and materials of the Company Group, their affiliates, their customers or other third parties, including but not limited to market and business analyses, growth plans, acquisition prospects, strategic information, financial information, business plans, business proposals, customer contract terms and conditions, pricing and bidding methodologies and data, sales data, customer information (e.g., customer lists, customer contact information, the identity of customers, the identity of key contacts within customer organizations, customer preferences, and other business information about customers), supplier and vendor information, business partner lists, business partner contact information, business partner preferences, credit information, selling and marketing data, contracts, and similar data; (iii) information and materials relating to future plans of the Company Group, their affiliates, their customers, or other third parties, including but not limited to marketing strategies, marketing techniques, prospective names and marks, copyrights, and other intellectual property, new product research, pending projects and proposals, acquisition plans, strategic alliances, research and development efforts and strategies, and similar items; (iv) personnel information and materials of the Company Group, their affiliates, their customers, or other third parties including but not limited to employee performance information, employee compensation information, employee benefits information, recruiting sources, contractor and consulting information, contacts, costs, and similar items; (v) any information or material that gives the Company Group an advantage with respect to its competitors by virtue of not being known by those competitors; and (vi) other valuable, confidential information and materials or trade secrets of the Company Group, their affiliates, their customers, or other third parties that may or may not be explicitly identified or marked as confidential or proprietary. For purposes herein, Confidential Information shall not include any information that (A) is or becomes generally available to the public other than as a result of a disclosure or wrongful act of the Employee or any of the Employee’s agents; (B) was available to the Employee on a non-confidential basis before its disclosure by a member of the Company Group; (C) becomes available to the Employee following the Effective Date on a non-confidential basis from a source other than a member of the Company Group; provided, however, that such source is not bound by a confidentiality agreement with, or other obligation with respect to confidentiality to, a member of the Company Group; or (D) is required to be disclosed by applicable law.
(e)“Covered Customer” means: (i) any of the Company Group’s customers with which the Employee had Business-related contact on behalf of the Company Group during the 12-month period prior to the Date of Termination; and (ii) any of the Company Group’s customers about which the Employee received Confidential Information during the 12-month period prior to the Date of Termination.
(f)“Date of Termination” means the date on which the Employee ceases to be employed by, or providing services to, any member of the Company Group.
(g)“Employment Term” means the period in which the Employee is employed by, or providing services to, any member of the Company Group.

(h)“Interfering Activities” shall mean, with respect to the Employee: (i) encouraging or attempting to encourage (or assisting another in encouraging or attempting to encourage) any employee, contractor, consultant, supplier, or vendor of the Company Group (A) with whom the Employee had any Business-related contact or (B) who has or had access to Confidential Information during the 12-month period prior to the Date of Termination, to terminate such individual’s relationship with the Company Group; or (ii) soliciting, inducing, influencing, recruiting, hiring or contacting for employment, engagement, or hire (or assisting another in such activities) any employee, contractor, or consultant of the Company Group (1) with whom the Employee had any Business-related contact or (2) who has or had access to Confidential Information during the 12-month period prior to the Date of Termination, to terminate such individual’s relationship with the Company Group.
(i)“Parties” means the Employee and the Company (each of whom is individually referred to as a “Party”).
(j)“Post-Termination Restricted Period” means the 12-month period immediately following the Date of Termination.
3.Confidential Information.
(a)The Employee acknowledges that, during the Employment Term, the Employee will have access to information about the Company Group and that the Employee’s employment with any member of the Company Group shall bring the Employee into close contact with confidential and proprietary information of the Company Group. In recognition of the foregoing, the Employee agrees, at all times during the Employment Term and thereafter, to hold in confidence, and not to use, except for the benefit of the Company Group, or to disclose to any individual or entity without written authorization of the Company, any Confidential Information. The Employee acknowledges and agrees that the Employee would inevitably use and disclose Confidential Information in violation of this Section 3(a) if the Employee were to violate any of the covenants set forth in Sections 5 or 6. The Employee shall follow all Company Group policies and protocols regarding the security of all documents and other materials containing Confidential Information (regardless of the medium on which Confidential Information is stored). Except to the extent required for the performance of the Employee’s duties on behalf of any member of the Company Group, the Employee shall not remove from facilities of any member of the Company Group any information, property, equipment, drawings, notes, reports, manuals, invention records, computer software, customer information, or other data or materials that relate in any way to the Confidential Information, whether paper or electronic and whether produced by the Employee or obtained by the Company Group. The covenants of this Section 3(a) shall apply to all Confidential Information, whether now known or later to become known to the Employee during the period that the Employee is employed or engaged by or affiliated with the Company or any other member of the Company Group.
(b)Nothing in this Agreement shall prohibit or impede the Employee from lawfully: (i) initiating communications directly with, cooperating with, providing information to, causing information to be provided to, or otherwise assisting in an investigation by, any governmental authority (including the U.S. Securities and Exchange Commission) regarding a possible violation of any law; (ii) responding to any inquiry or legal process directed to the Employee from any such governmental authority; (iii) testifying, participating or otherwise assisting in any action or proceeding by any such governmental authority relating to a possible violation of law or pursuant to the Sarbanes-Oxley Act; (iv) accepting any U.S. Securities and Exchange Commission awards; or (v) making any other disclosures that are protected under the whistleblower provisions of any applicable law or regulation; provided, that the Employee uses reasonable best efforts to (A) disclose only information that is reasonably related to such possible violations or that is requested by such agency or entity, and (B) request that such agency or entity treat such information as confidential. The Employee understands and acknowledges that an individual shall not be held criminally or civilly liable under any Federal or state trade secret law for the disclosure of a trade secret that is made (i) in confidence to a Federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. The Employee understands and acknowledges further that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to court order. Moreover, the Employee is not required to give prior notice to (or get prior authorization from) the Company regarding any such communication or disclosure. Notwithstanding the foregoing, under no circumstance will the Employee be authorized to disclose any information covered by attorney-client privilege or attorney work product of any member of the Company Group without prior written consent of the Company’s general counsel or other officer designated by the Company.
(c)At any time requested by the Company, and upon the Date of Termination, the Employee shall deliver to the Company (and will not keep in the Employee’s possession, recreate, or deliver to anyone else) any and all Confidential Information and all other documents, materials, information (including electronically stored information), and property developed by the Employee pursuant to the Employee’s employment or service with any member of the Company Group or otherwise belonging to the Company Group and all copies thereof and all other materials of any nature containing or pertaining to all Confidential Information and any other Company Group property (including any Company Group-issued computer, mobile device or other property or equipment) in the Employee’s possession, custody or control and the Employee shall not retain any such documents or other materials or property of the Company Group. Within five days of any such request, the Employee shall certify to the Company in writing that all such documents, materials and property have been returned to the Company.
4.Assignment of Intellectual Property.
(a)The Employee agrees that the Employee will, without additional compensation, promptly make full written disclosure to the Company, and will hold in trust for the sole right and benefit of the Company all developments, original works of authorship, inventions, concepts, know-how, improvements, trade secrets, and similar proprietary rights, whether or not patentable or registrable under copyright or similar laws, which the Employee may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the Employment Term, whether or not during regular working hours; provided that, they either: (i) relate at the time of conception or reduction to practice of the invention to the business of any member of the Company Group, or actual or demonstrably anticipated research or development of any member of the Company Group; (ii) result from or relate to any work performed for any member of the Company Group; or (iii) are developed through the use of equipment, supplies, or facilities of any member of the Company Group, or any Confidential Information, or in consultation with personnel of any member of the Company Group (collectively referred to as “Developments”). The Employee further acknowledges that all Developments made by the Employee (solely or jointly with others) within the scope of and during the Employment Term are “works made for hire” (to the greatest extent permitted by applicable law) for which the Employee is, in part, compensated by the Employee’s compensation, unless regulated otherwise by law, but that, in the event any such Development is deemed not to be a work made for hire, the Employee hereby assigns to the Company, or its designee, all of the Employee’s right, title, and interest throughout the world in and to any such Development.

(b)All inventions (whether or not patentable), original works of authorship, designs, know-how, mask works, ideas, trademarks or names, information, developments, improvements, and trade secrets of which the Employee is the sole or joint author, creator, contributor, or inventor that were made or developed by the Employee prior to the Employee’s employment with or affiliation with any member of the Company Group, or in which the Employee asserts any intellectual property right, and which are applicable to or relate in any way to the business, products, services, or demonstrably anticipated research and development or business of any member of the Company Group (“Prior Inventions”) are listed on the attached Exhibit A, and the Employee represents that such Exhibit A is a complete list of all such Prior Inventions. If no such list is attached, the Employee hereby represents and warrants that there are no Prior Inventions, and the Employee shall make no claim of any rights to any Prior Inventions. If, in the course of the Employee’s employment with or affiliation with any member of the Company Group, the Employee uses in connection with or otherwise incorporates into the product, process, or device of any member of the Company Group a Prior Invention, the Company Group is hereby granted and will have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use, import, export, offer for sale, sell and otherwise commercialize such Prior Invention as part of or in connection with (i) such product, process, or device of any member of the Company Group and (ii) the conduct of the business of the Company Group, in each case, without diminishing any rights or claims of the Company to any Developments or otherwise.
(c) The Employee agrees to assist the Company, or its designee, at the Company’s expense, in every way to secure the rights of the Company Group in the Developments and any copyrights, patents, trademarks, service marks, database rights, domain names, mask work rights, moral rights, and other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, recordations, and all other instruments that the Company shall deem necessary in order to apply for, obtain, maintain, and transfer such rights and in order to assign and convey to the Company Group the sole and exclusive right, title, and interest in and to such Developments, and any intellectual property and other proprietary rights relating thereto. The Employee further agrees that the Employee’s obligation to execute or cause to be executed, when it is in the Employee’s power to do so, any such instrument or papers shall continue after the Employee’s employment term until the expiration of the last such intellectual property right to expire in any country of the world; provided, however, that the Company shall reimburse the Employee for the Employee’s reasonable expenses incurred in connection with carrying out the foregoing obligation. If the Company is unable because of an Employee’s mental or physical incapacity or unavailability for any other reason to secure Employee’s signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Developments or original works of authorship assigned to the Company as above, then the Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as the Employee’s agent and attorney in fact to act for and on the Employee’s behalf and stead to execute and file any such applications or records and to do all other lawfully permitted acts to further the application for, prosecution, issuance, maintenance, and transfer of letters patent or registrations thereon with the same legal force and effect as if originally executed by the Employee. The Employee hereby waives and irrevocably quitclaims to the Company any and all claims, of any nature whatsoever, that the Employee now or hereafter have for past, present, or future infringement of any and all proprietary rights assigned to the Company.
5.Non-Competition.
(a)The Company shall provide the Employee access to Confidential Information for use only during the Employment Term and, in consideration of the Company providing the Employee with access to Confidential Information and as an express incentive for the Company to grant to the Employee awards under the Plan, the Employee has voluntarily agreed to the covenants set forth in this Section 5 and Section 6 below. The Employee agrees and acknowledges that the limitations and restrictions set forth herein are reasonable in all respects, do not interfere with public interests, will not cause the Employee undue hardship, and are intended and necessary to prevent unfair competition and to protect the Company Group’s Confidential Information, goodwill and legitimate business interests.
(b)During the Employment Term and the Post-Termination Restricted Period, the Employee shall not, directly or indirectly, engage in, have any equity interest in, or manage, provide services to or operate any person, firm, corporation, partnership or business (whether as director, officer, employee, agent, representative, partner, member, security holder, consultant or otherwise) that engages in any business, directly or indirectly (through a subsidiary or otherwise), which competes with the Business within the United States of America or any other jurisdiction in which any member of the Company Group engages in the Business, or derives a material portion of its revenues or has demonstrable plans to commence Business-related activities during the Post-Termination Restricted Period; provided that, during the Post-Termination Restricted Period “Business” shall refer only to business activities (i) related to lines of enterprise that any member of the Company Group then-currently engages in or has demonstrable plans to engage in during the Post-Termination Restricted Period and (ii) solely in any areas of operation in which any member of the Company Group engages in the Business, derives a material portion of its revenues, or has demonstrable plans to commence Business-related activities during the Post-Termination Restricted Period. Notwithstanding the foregoing, during the Post-Termination Restricted Period, nothing prohibits the Employee from: (A) being employed by or otherwise providing services to or for a Business (1) in a capacity that is not the same as or similar to any capacity in which the Employee worked for any member of the Company Group, (2) exclusively in connection with a business line of a Business that is wholly unrelated to the business of any member of the Company Group and the Confidential Information that the Employee received or had access to or (3) in a geographic area in which the Employee did not have a material presence or influence or engage in the Business on behalf of a member of the Company Group within the one year immediately preceding the Date of Termination; or (B) purchasing or otherwise owning up to (but not more than) 2% of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934.
(c)Notwithstanding the foregoing, if the Employee is licensed to practice law, none of the restrictions set forth in this Section 5 shall be interpreted or applied in a manner to prevent or restrict the Employee from practicing law, as it is the intent of this Section 5 to create certain limitations on the Employee’s business activities only, and not to create limitations that would restrict the Employee from practicing law. For the avoidance of doubt, and without limiting the foregoing, if the Employee is licensed to practice law, nothing in this Section 5 shall prohibit the Employee from engaging in the private practice of law as a sole practitioner or member of a law firm, irrespective of whether members of a law firm with whom Employee is affiliated or Employee, in such capacity, represents businesses that are engaged in the Business. The Employee acknowledges and agrees that, if the Employee is licensed to practice law, both before and after the Date of Termination, the Employee shall be bound by all ethical and professional obligations (including those with respect to conflicts and confidentiality) that arise from the Employee’s provision of legal services to, and acting as legal counsel for, the Company and (as applicable) the other members of the Company Group.
6.Non-Interference; Non-Solicitation of Customers. During the Employment Term and the Post-Termination Restricted Period, the Employee shall not, directly or indirectly, for the Employee’s own account or for the account of any other person or entity, (a) engage in Interfering Activities or (b) call on, service, solicit, or accept business from (or assist another in calling on, servicing, soliciting, or accepting business from) any Covered Customer for Competitive Products or Services.
7.Non-Disparagement. During the Employment Term and at all times thereafter, the Employee agrees not to (and not to cause or direct any person or entity to), directly or indirectly, at any time, make, publish or communicate to any person, entity or organization make any defamatory, negative or disparaging remark, comment or statement that criticizes, ridicules, disparages or is otherwise derogatory regarding any member of the Company Group or any of their respective businesses, products or services, employees, officers, directors, investors, equity holders, members, attorneys, owners, agents, customers, suppliers, investors or other business relations; provided that, nothing in this Agreement shall prevent the Employee from engaging in concerted activity protected under the National Labor Relations Act (to the extent applicable), including relative to the terms and conditions of the Employee’s employment, the Employee’s ability to file unfair labor practice charges or assist others in doing so, and cooperating in any investigative process with the National Labor Relations Board.
8.Independence; Severability; Reformation. Each of the rights enumerated in this Agreement shall be independent of the others and shall be in addition to and not in lieu of any other rights and remedies available to the Company Group at law or in equity. If any of the provisions of this Agreement or any part of any of them is hereafter construed or adjudicated to be invalid or unenforceable, the same shall not affect the remainder of this Agreement, which shall be given full effect without regard to the invalid portions. If any of the covenants contained herein are held to be invalid or unenforceable because of the duration of such provisions or the area or scope covered thereby, each of the Company and Employee agree that the court making such determination shall have the power to reduce the duration, scope, or area of such provision to the maximum or broadest duration, scope, or area permissible by law, and in its reduced form said provision shall then be enforceable.
9.Injunctive Relief. The Employee expressly acknowledges that any breach or threatened breach of any of the terms or conditions set forth in this Agreement may result in substantial, continuing, and irreparable injury to the Company Group. Therefore, the Employee hereby agrees that, in addition to any other remedy that may be available to the Company Group, the Company Group will be entitled to seek injunctive relief, specific performance, or other equitable relief by a court of appropriate jurisdiction in the event of any breach or threatened breach of the terms of this Agreement. Notwithstanding any other provision to the contrary, the Employee acknowledges and agrees that the Post-Termination Restricted Period shall be tolled during any period of violation of any of the covenants in Sections 5 and 6 and during any other period required for litigation during which any member of the Company Group seeks to enforce such covenants against the Employee if it is ultimately determined that the Employee was in breach of such covenants. The Employee further agrees that the Employee will not challenge the reasonableness or enforceability of any of the covenants set forth in Sections 5, 6 or 7 and that the Employee will reimburse the Company and any other member of the Company Group for all costs (including reasonable attorneys’ fees) incurred in connection with any action to enforce any of the provisions of Sections 5, 6 or 7 if either the Company or such other member of the Company Group prevails on any material issue involved in such dispute or if Employee challenges the reasonableness or enforceability of any of the provisions of Sections 5, 6 or 7.
10.Notification to Subsequent Employers. The Employee shall inform any prospective employers of the restrictive covenants contained in this Agreement regarding non-competition, non-solicitation, non-interference, and non-disclosure. The Employee hereby authorizes the Company, at its discretion, to contact the Employee’s prospective or subsequent employers and inform such prospective employers of the restrictive covenants contained in this Agreement.

11.Cooperation. The Employee agrees that during the Employment Term and thereafter (regardless of whether the Employee resigns or the Employee’s employment is terminated by the Company Group or the reason for such resignation or termination), the Employee shall provide reasonable and timely cooperation in connection with: (a) any actual or threatened litigation, inquiry, review, investigation, process, or other matter, action, or proceeding (whether conducted by or before any court, regulatory, or governmental entity, or by or on behalf of any member of the Company Group, or otherwise), that relates to events occurring during the Employee’s employment by any member of the Company Group or about which any member of the Company Group otherwise believes the Employee may have relevant information; (b) the transitioning of the Employee’s role and responsibilities to other personnel; and (c) the provision of information in response to the Company Group’s requests and inquiries in connection with the Employee’s separation of employment. The Employee’s cooperation shall include being available to (i) meet with and provide information to the Company Group and its counsel or other agents in connection with fact-finding, investigatory, discovery, and/or pre-litigation or other proceeding issues, and (ii) provide truthful testimony (including via affidavit, deposition, at trial, or otherwise) in connection with any such matter, all without the requirement of being subpoenaed.
12.Prior Obligations. The Employee hereby represents and warrants that the Employee is not the subject of, or a party to, any non-competition, non-solicitation, restrictive covenant or non-disclosure agreement, or any other agreement, obligation, restriction or understanding that would prohibit the Employee from executing this Agreement or fully performing each of the Employee’s duties and responsibilities for the Company Group, or would in any manner, directly or indirectly, limit or affect any of the duties and responsibilities that may now or in the future be assigned to the Employee hereunder. The Employee expressly acknowledges and agrees that the Employee is strictly prohibited from using or disclosing any confidential information belonging to any prior employer in the course of performing services for any member of the Company Group, and the Employee promises that the Employee shall not do so. The Employee shall not introduce documents or other materials containing confidential information of any prior employer to the premises or property (including computers and computer systems) of any member of the Company Group.
13.Other Covenants. In the event that the Employee is subject to similar restrictive covenants pursuant to any other agreement with any member of the Company Group (“Other Covenants”), the covenants contained in this Agreement shall be in addition to, and not in lieu of, any such Other Covenants, and enforcement by the Company of the covenants contained in this Agreement shall not preclude the applicable member of the Company Group from enforcing such Other Covenants in accordance with their terms.

14.General Provisions.
(a)Survival and Assignment. The Employee’s obligations under this Agreement will continue in effect after the termination of the Employee’s employment or service relationship, regardless of the reason or reasons for termination, and whether such termination is voluntary or involuntary. The Employee’s obligations under this Agreement will be binding upon the Employee’s heirs, executors, assigns, and administrators and will inure to the benefit of each member of the Company Group and their respective subsidiaries, successors, and assigns. This Agreement is personal to the Employee, and neither this Agreement nor any rights or obligations hereunder shall be assignable or otherwise transferred by the Employee. The Company may assign this Agreement without the Employee’s consent, including to any member of the Company Group and to any successor to or acquirer of (whether by merger, purchase or otherwise) the equity, assets or businesses of the Company.

(b)Governing Law. All questions arising with respect to the provisions of this Agreement will be determined by application of the laws of the State of Texas, without giving effect to any conflict of law provisions thereof, to the extent allowed by law. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES IRREVOCABLY WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR OTHERWISE RELATED TO THE EMPLOYEE’S EMPLOYMENT OR ENGAGEMENT WITH THE COMPANY.
(c)No Oral Modifications. This Agreement may not be changed or modified except by an agreement set forth in writing and signed by the Parties.
(d)Voluntary Agreement; Counterparts. The Employee acknowledges: (i) the Employee has been given sufficient time to consider this Agreement; (ii) the Employee has had an opportunity to consult with the Employee’s own attorney or other advisors prior to executing this Agreement; and (iii) the Employee is entering into this Agreement knowingly and voluntarily intending to be legally bound. This Agreement may be executed simultaneously in two or more separate counterparts, any one of which need not contain the signatures of more than one Party, but each of which shall constitute an original and all of which together shall constitute one and the same agreement binding on all the Parties. A PDF signature shall operate the same as an original signature and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.
(e)Third-Party Beneficiaries. Each member of the Company Group shall be a third-party beneficiary of the Employee’s covenants and obligations herein and shall be entitled to enforce such obligations as if a party hereto.
(f)At-Will Employment. This Agreement is not an employment contract for any particular term, and nothing herein alters the at-will nature of the Employee’s employment with any member of the Company Group, as the Employee and such Company Group member may terminate the employment relationship at any time and for any reason not prohibited by applicable law or no reason at all.
(g)Title and Headings; Construction. Titles and headings to Sections hereof are for the purpose of reference only and shall in no way limit, define or otherwise affect the provisions hereof. Unless the context requires otherwise, all references herein to laws, regulations, contracts, documents, agreements and instruments refer to such laws, regulations, contracts, documents, agreements and instruments as they may be amended from time to time, and references to particular provisions of laws or regulations include a reference to the corresponding provisions of any succeeding law or regulation. The word “or” as used herein is not exclusive and is deemed to have the meaning “and/or.” The words “herein”, “hereof”, “hereunder” and other compounds of the word “here” shall refer to this entire Agreement, and not to any particular provision hereof. Wherever the context so requires, the masculine gender includes the feminine or neuter, and the singular number includes the plural and conversely. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any Party, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the Parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the Parties.
(h)Waiver of Breach. Any waiver of this Agreement must be executed by the Party to be bound by such waiver. No waiver by either Party of a breach of any provision of this Agreement by the other Party, or of compliance with any condition or provision of this Agreement to be performed by such other Party, will operate or be construed as a waiver of any subsequent breach by such other Party or any similar or dissimilar provision or condition at the same or any subsequent time. The failure of either Party to take any action by reason of any breach will not deprive such Party of the right to take action at any time.
[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the Employee and the Company each have caused this Agreement to be executed and effective as of the Effective Date.
(i)

EMPLOYEE

_____________________________________
(Signature)

_____________________________________
(Print Name)

_____________________________________
(Date)
Signature Page to
Confidentiality and Restrictive Covenant Agreement

KODIAK GAS SERVICES, INC.

_____________________________________
By:
Title:
Signature Page to
Confidentiality and Restrictive Covenant Agreement

Exhibit A - Prior Inventions

If the Employee has Prior Inventions, list all such materials on this Exhibit A and indicate your agreement with the following by initialing where indicated: The Employee represents and warrants that he or she has listed on this Exhibit A all Prior Inventions.
                            Employee’s Initials______________
List of Prior Inventions (write NONE if there are none)

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

If the Employee does not have any Prior Inventions, indicate your agreement with the following by initialing where indicated: The Employee represents and warrants to the Company that the Employee does not now, nor has the Employee ever, owned, nor has the Employee ever authored, conceived, developed, reduced to practice, modified, or improved (either solely or jointly with others), any Prior Inventions.

                            Employee’s Initials______________

Exhibit A